Exhibit 99.(g).2

JOHN HANCOCK STRATEGIC SERIES

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, Massachusetts 02210

Attention: Mark Branigan, Vice President

Re: New Managed Account Shares Portfolios

Ladies and Gentlemen:

Please be advised that John Hancock Strategic Series (the “Trust”) has established three (3) new series to be known as:

1. John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio

2. John Hancock Managed Account Shares Securitized Debt Portfolio

3. John Hancock Managed Account Shares Non-Investment-Grade Corporate Bond Portfolio

In accordance with Section 22.6, the additional portfolios provision of the Master Custodian

Agreement dated as of September I 0, 2008 by and among each management investment company party thereto and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Custodian Agreement”), the Fund hereby requests that your bank act as

Custodian for the aforementioned new series under the terms and conditions of the Custodian

Agreement.

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Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one for your records.

Sincerely,

JOHN HANCOCK STRATEGIC SERIES ON BEHALF OF:

JOHN HANCOCK MANAGED ACCOUNT SHARES

INVESTMENT-GRADE CORPORATE BOND PORTFOLIO

JOHN HANCOCK SECURITIZED DEBT PORTFOLIO

JOHN HANCOCK MANAGED ACCOUNT SHARES NON-INVESTMENT-GRADE CORPORATE BOND PORTFOLIO

By:	/s/ Charles A. Rizzo
Name:	Charles A. Rizzo
Title:	Chief Financial Officer

Agreed and Accepted: STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:
Effective Date: _______, 2019

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one for your records.

Sincerely,

JOHN HANCOCK STRATEGIC SERIES ON BEHALF OF:

JOHN HANCOCK MANAGED ACCOUNT SHARES

INVESTMENT-GRADE CORPORATE BOND PORTFOLIO

JOHN HANCOCK SECURITIZED DEBT PORTFOLIO

JOHN HANCOCK MANAGED ACCOUNT SHARES NON-INVESTMENT-GRADE CORPORATE BOND PORTFOLIO

By:	/s/ Charles A. Rizzo
Name:	Charles A. Rizzo
Title:	Chief Financial Officer

Agreed and Accepted: STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President
Effective Date: July 3, 2019